Exhibit 99.2

Rasna Therapeutics, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the Transactions (as defined below) which were consummated on August 15, 2016, pursuant to the Transaction Documents by and between the parties set out below the Transactions and gives effect to the equity offering. The Transactions are inclusive of the following:

•	On April 27, 2016, Rasna Therapeutics Limited (“Rasna UK”) sold its stake in Falconridge Holdings Limited (“Falconridge”) to Rasna Therapeutics, Inc., a Delaware Corporation, (“Rasna”) for $1.

•	On May 5, 2016, Rasna UK sold its intellectual property to Falconridge for $236,269.

•	On May 17, 2016, Arna Therapeutics Limited (“Arna”) was merged into Falconridge and the shareholders of Arna were issued shares of Rasna in exchange for shares of Arna.

•	On May 17, 2016, Rasna and its subsidiary Falconridge, entered into an agreement of merger and plan of reorganization with Arna. Pursuant to the agreement, Arna was merged into Falconridge and the shareholders of Arna were issued shares of Rasna in exchange for shares of Arna.

•	On August 15, 2016, Rasna entered into a plan of reorganization in which each share of Rasna common stock is converted into the right to receive .33 shares of common stock, par value $0.001, of Rasna Therapeutics, Inc., a Nevada Corporation (formerly “Active With Me, Inc.”) (the “Company” or “Rasna Successor”). (the “Reverse Recapitalization”)
•	Immediately following the closing of the Reverse Recapitalization noted in the point above, pursuant to a Stock Purchase Agreement, the Company transferred all of its pre-Merger assets and liabilities to a former officer and director of Active With Me, Inc. in exchange for cancellation of an aggregate of 1,500,000 shares of the Company’s common stock held by such person.
•	On September 27, 2016, the Company completed a 3.25 for 1 reverse stock split.

Because Rasna Successor (formerly “Active With Me, Inc.”) is a shell company, Rasna and Falconridge were non-trading holding companies, Arna operations will comprise the ongoing operations and its senior management will serve as the senior management of the combined entity, and Arna Therapeutics Limited shareholders’ represent 65% of owners in the combined entity, Arna Therapeutics Limited is deemed to be the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 combine the balance sheet of Active With Me, Inc. as contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the Securities Exchange Committee on September 28, 2016) at June 30, 2016 with the unaudited condensed consolidated balance sheet Rasna Therapeutics, Inc., giving effect to the Transactions as if they were consummated on June 30, 2016.

The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2016 and 2015 include the unaudited condensed consolidated statements of operations for the three months ended June 30, 2016 and 2015 of Rasna Therapeutics, Inc. (formerly “Active With Me, Inc.”), Rasna UK (for the period of April 1, 2016 through May 16, 2016; all subsequent activity is reflected within the Company’s condensed consolidated statements of operations), and Arna as if the Transactions were consummated on April 1, 2014. The pro forma condensed combined statements of operations for each of the years ended March 31, 2016 were included in the original filing on Form 8-K made on August 17, 2016, and have not been re-presented herein. Pro forma adjustments represent only those of a recurring nature and are not tied to the acquisition. Stock options granted to employees in September 2016 and issued for services previously provided were issued in connection with the completion of the merger transactions.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Rasna Therapeutics, Inc. (formerly “Active With Me, Inc.”) which are not included in this Form 8-K/A and the historical unaudited consolidated financial statements and accompanying notes of Rasna Therapeutics, Inc. (formerly “Active With Me, Inc.”), which are included in this Form 8-K/A as exhibit 99.1.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.

Rasna Therapeutics, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Rasna Therapeutics, Inc.

Pro-forma Balance Sheet

June 30, 2016

(in US Dollars, except share amounts)

	Active With Me, Inc.	Rasna Therapeutics, Inc. Consolidated	Proforma Adjustments		Rasna Therapeutics, Inc. Combined as at June 30, 2016
Assets
Current Assets
Cash and cash equivalents	$134	$4,865,249	$-		$4,865,383
Other receivables	125	14,188	-		14,313
Related party receivable	-	20,412	-		20,412
Current Assets	259	4,899,849	-		4,900,108

Other intangible assets	-	1,536,269	-		1,536,269
Goodwill	-	3,402,941	-		3,402,941
Total Assets	$259	$9,839,059	$-		$9,839,318

Liabilities and Shareholders’ Equity
Liabilities
Current Liabilities:
Accounts payable and accrued expenses	$72,573	$438,245	$-		$510,818
Related party payables	-	653,156	-		653,156

Current Liabilities	72,573	1,091,401	-		1,163,974
Total Liabilities	72,573	1,091,401	-		1,163,974

Commitments and Contingencies	-	-	-		-

Shareholders’ Equity
Common stock	3,305	548,378	(487,003	)(a)	64,680
Additional paid-in capital	47,795	13,239,093	(363,589	)(a)	13,650,477
Accumulated deficit	(123,414)	(5,039,813)	123,414	(a)	(5,039,813)
Total shareholders’ (deficit) equity	(72,314)	8,747,658	-		8,675,344
Total liabilities and shareholders’ equity	$259	$9,839,059	$-		$9,839,318

See notes to unaudited pro forma condensed combined financial statements

Rasna Therapeutics, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Condensed Pro Forma Statement of Operations:

Rasna Therapeutics, Inc.

Pro-forma Statement of operations

3 Months Ended June 30, 2016

	Active With Me, Inc.	Rasna Therapeutics Limited (Preacquisition)	Rasna Therapeutics, Inc. Consolidated	Proforma Adjustments		Rasna Therapeutics, Inc. Combined as at June 30, 2016
Revenue	$-	$-	$-	$-		$-
Cost of revenue	-	-	-	-		-
Gross profit	-	-	-	-		-

General and administrative expenses	60,405	-	38,111	-		98,516
Research and development	-	132,643	-	-		132,643
Consultancy fees third parties	-	-	41,991	-		41,991
Consultancy fees related parties	-	-	87,500	-		87,500
Legal and professional fees	-	131,793	50,824	-		182,617
Loss from operations	(60,405)	(264,436)	(218,426)	-		(543,267)

Other income (expense)	-	(6,494)	2,661	-		(3,833)

Loss from operations before income taxes	(60,405)	(270,930)	(215,765)	-		(547,100)

Income tax provision	-	-	-	-		-

Net loss	$(60,405)	$(270,930)	$(215,765)	$-		$(547,100)

Net loss per share	$(0.02)			$-		$(0.01)

Weighted-average common shares outstanding	3,305,000			61,374,798	(b)	64,679,798

See notes to unaudited pro forma condensed combined financial statements

Rasna Therapeutics, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Rasna Therapeutics, Inc.

Pro-forma Statement of operations

3 Months Ended June 30, 2015

	Active With Me, Inc.	Rasna Therapeutics Limited	Rasna Therapeutics, Inc.	Proforma Adjustments		Rasna Therapeutics, Inc. Combined for the three months ended June 30, 2015
Revenue	$-	$-	$-	$-		$-
Cost of revenue	-	-	-	-		-
Gross profit	-	-	-	-		-

Research and development	-	436,524	-	-		436,524
Consultancy fees third parties	-	-	27,500	-		27,500
Consultancy fees related parties	-	-	75,000	-		75,000
Legal and professional fees	-	8,821	4,476	-		13,297
General and administrative expenses	3,096	63,585	-	-		66,681
Loss from operations	(3,096)	(508,930)	(106,976)	-		(619,002)

Other income (expense)	-	(3,590)	-	-		(3,590)

Loss from operations before income taxes	(3,096)	(512,520)	(106,976)	-		(622,592)

Income tax provision	-	-	-	-		-

Net loss	$(3,096)	$(512,520)	$(106,976)	$-		$(622,592)

Net loss per share	$(0.00)			$-		$(0.01)
Weighted-average common shares outstanding	3,305,000			61,374,798	(b)	64,679,798

See notes to unaudited pro forma condensed combined financial statements

Rasna Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a)	Adjustment in additional paid-in capital is due to: (i) Rasna Therapeutics Inc. share subscription of 19,187,500 shares net of par value, (ii) write off of the accumulated deficit of Active With Me, Inc., (iii) adjustment to reflect the additional share capital in Active With Me, Inc. after giving effect to Merger and Split-Off.

(b)	Adjustments to weighted-average common shares outstanding: (i) exchange of 35,650,289 Arna Therapeutics Limited shares for shares of Rasna Therapeutics Inc., (ii) Rasna Therapeutics Inc. share subscription of 19,187,500 shares, (iii) total share capital of 54,837,790 converted into the right to receive .33 shares of common stock in Active With Me, Inc, (iv) the Company’s cancellation of 1,500,000 shares in the Split-Off, and (v) the effect of the Company’s 3.25 for 1 reverse stock split.